UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  December 2, 2008
IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-49839 (Commission File Number)	45-0478605 (I.R.S. Employer Identification No.)

60 Hampshire Street Cambridge, MA (Address of principal executive offices)	02139 (Zip Code)
(617) 995-9800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
(b) On December 2, 2008, Norman C. Payson, M.D. informed Idenix Pharmaceuticals, Inc. (the “Company”) that he would resign as a member of the Board of Directors effective immediately. Dr. Payson’s resignation was due to time constraints associated with his new position as Chairman and Chief Executive Officer of Apria Healthcare Group, Inc. following its acquisition by The Blackstone Group in October 2008 and was not caused by any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.
Date: December 4, 2008	By:	/s/Ronald C. Renaud. Jr.
Ronald C. Renaud, Jr.
Chief Financial Officer and Treasurer